UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 25, 2010, a majority of the stockholders of Deltek, Inc. (the “Company”), in the form of a written consent, approved the amendment and restatement (the “Amendment and Restatement”) of the Company’s 2007 Stock Incentive and Award Plan (the “Plan”) to, among other things, (i) increase the maximum number of shares of the Company’s common stock that may be issued under the Plan by 1,140,000, (ii) extend the term of the Plan by three years to August 12, 2020 and (iii) make other technical changes to the Plan to provide for updates in applicable law as more fully described in the Information Statement (as defined below). The Amendment and Restatement will become effective after the passage of 20 calendar days following the date upon which the Company transmits to its stockholders an Information Statement (the “Information Statement”) in satisfaction of its obligations under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2010	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan